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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in this fifth amendment to the registration statement.



/s/ ARTHUR ANDERSEN LLP
-------------------------------------
Arthur Andersen LLP


Orange County, California
May 31, 2000